Exhibit 32.1

Certification by Chief Executive Officer pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of Whole Foods Market, Inc. (the “Company”) on Form 10-K for the period ending September 28, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Mackey, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)        The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John P. Mackey
John P. Mackey
Chief Executive Officer
November 26, 2008